UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

March 19, 2008
Date of Report (Date of earliest event Reported)

L & L FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA         000-32505           91-2103949
(State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

720 Third Avenue, Suite# 1611, Seattle, WA 98104
(Address of principal executive offices) (Zip Code)

(206) 264-8065
Registrant's Telephone Number, Including Area Code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

N/A

Section 2 - Financial Information

N/A

Section 3 - Securities and Trading Markets

The Registrant ("L & L" or the "Company") with trading symbol "LLFH" at OTC-BB, is upgrading its stock trading to the NASDAQ stock exchange, thus recruited three Independent Directors (see below) and invited Mr. Gene M. Bennett (a CPA of Colorado State with an inactive status) as its CFO.

Section 4 - Matters Related to Accountants and Financial Statements

N/A

Section 5 - Corporate Governance and Management

Mr. Joe Borich and Ms. Shirley Kiang, both have been Members of the Company's Board of Director for over three years, become Independent Board Members of the Board. Mr. Borich chairs the Nomination Committee, and Ms. Kiang chairs the Audit Committee. Mr. Joe Borich a former United States diplomat, was the American Counsel General to Shanghai, China. He is considered by the US State Department as a China-hand. Mr. Shirley Kiang, MBA from University of Massachusetts at Amherst, has been Financial Director for two Silicon Valley technology firms for 10 years. Shirley was born in Taiwan.

On March 18, 2008, Mr. Conrad Lee, B.S. from University of Michigan and MBA from University of Washington, joins in as the third Independent Member of the Board. Conrad, a Bellevue City Council Member (in the Washington State), has been a business leader in the Seattle/Puget Sound region for the past 30 years. He was appointed by the US President George W. Bush as the U. S. Small Business Administration (SBA) Regional Administrator for Alaska, Idaho, Oregon and Washington from 2002 to 2004. Conrad serves on the Nomination committee, to determine eligibility of future Independent Members with Mr. Borich.

Section 6 - Asset-backed Securities

N/A

Section 7 - Regulation FD

N/A

Section 8 - Other Events

N/A

Section 9 - Financial Statements and Exhibits

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

By: /S/ Paul Lee

Date: March 19, 2008

Paul Lee, Chairman